Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements:

(1)Registration Statement (Form S-8 No. 333-276503) pertaining to the Smith Douglas Homes Corp. 2024 Incentive Award Plan, and

(1)Registration Statement (Form S-8 No. 333-286022) pertaining to the Smith Douglas Homes Corp. 2024 Incentive Award Plan;

of our report dated March 12, 2026, with respect to the consolidated financial statements of Smith Douglas Homes Corp., included in this Annual Report (Form 10-K) for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Atlanta, Georgia
March 12, 2026